PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 29,	January 30,
	2012	2011
Cash flows from operating activities:
Net income	$4,841	$13,584
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	22,667	23,189
Changes in assets and liabilities and other	6,527	4,882

Net cash provided by operating activities	34,035	41,655

Cash flows from investing activities:
Purchases of property, plant and equipment	(18,127)	(19,120)
Investment in joint venture	(400)	(3,999)
Other	(1,602)	-

Net cash used in investing activities	(20,129)	(23,119)

Cash flows from financing activities:
Repayments of long-term borrowings	(999)	(24,346)
Repurchase of common stock of subsidiary	(885)	-
Proceeds from share-based payments	233	159
Proceeds from long-term borrowings	-	17,000

Net cash used in financing activities	(1,651)	(7,187)

Effect of exchange rate changes on cash	(383)	2,429

Net increase in cash and cash equivalents	11,872	13,778
Cash and cash equivalents, beginning of period	189,928	98,945

Cash and cash equivalents, end of period	$201,800	$112,723

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$5,159	$13,273